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                                                                   Exhibit 21.1

                             CellNet Data Systems, Inc.

                                   Subsidiaries
                                   ------------

Domestic Subsidiaries
---------------------

     BCN Data Systems, L.L.C. (Delaware)
     CellNet Data Services, Inc. (Delaware)
     CellNet Data Services (IS), Inc. (Delaware)
     CellNet Data Services (KC), Inc. (Delaware)
     CellNet Data Services (MSP), Inc. (Delaware)
     CellNet Data Services (SE), Inc. (Delaware)
     CellNet Data Services (SF), Inc. (Delaware)
     CellNet Data Services (SL), Inc. (Delaware)
     CN Frequency (KC), Inc. (Delaware)
     CN Frequency (MSP), Inc. (Delaware)
     CN Frequency (SE), Inc. (Delaware)
     CN Frequency (SF), Inc. (Delaware)
     CN Frequency (SL), Inc. (Delaware)
     CN Holdings, Inc. (Delaware)
     CN WAN Corp. (Delaware)

Foreign Subsidiaries
--------------------

     DAC (UK), Limited (United Kingdom)